Exhibit 99.1

Investor and Media Contact
Steven P. Eschbach, CFA
(203) 825-6000
seschbach@fce.com

FOR IMMEDIATE RELEASE

FuelCell Energy Names R. Daniel Brdar President and to its Board

Brdar maintains COO title; assumes direction of firm’s sales and marketing functions

DANBURY, Conn. -- Sept. 26, 2005 -- FuelCell Energy, Inc. (NasdaqNM:FCEL), a leading manufacturer of ultra-clean electric power generation plants for commercial and industrial customers, today announced it has promoted R. Daniel Brdar to President and COO, while naming him to its Board of Directors.

Brdar, who previously was EVP and COO, continues reporting to Jerry D. Leitman, Chairman and CEO. Christopher R. Bentley, Executive Vice President - Strategic Manufacturing and Government R&D Operations; Dr. Hansraj C. Maru, Chief Technology Officer; and Joseph G. Mahler, Senior Vice President and Chief Financial Officer, will continue to report to Leitman

Brdar has been with FuelCell Energy since 2000 and has held a series of executive positions in the firm’s sales, marketing and product development organizations. Most recently, he was responsible for all manufacturing and non-manufacturing operations for the company’s ultra-clean Direct Fuel Cell® (DFC®) products, which includes the company’s commercial cost-out efforts. Under his leadership, the company has reduced product costs by 20-25 percent each year for the past two years and expects to achieve the same results in calendar year 2005. Brdar will continue managing these areas, and assume direction of the firm’s sales and marketing function.

Prior to joining FuelCell Energy, Brdar had 19 years of combined technology development and new product introduction experience in executive positions with General Electric, the U.S. Department of Energy and EG&G Inc.

About FuelCell Energy
FuelCell Energy develops and markets ultra-clean power plants that generate electricity with up to twice the efficiency of conventional fossil fuel plants and with virtually no air pollution. Fuel cells produce base load electricity where commercial and industrial customers face cost, reliability, security or environmental issues with their existing energy supplies. Emerging state, federal and international regulations to reduce harmful greenhouse gas emissions consider fuel cell power plants in the same environmentally friendly category as wind and solar energy sources -- with the added advantages of running 24 hours a day and the capacity to be installed where wind turbines or solar panels often cannot. Headquartered in Danbury, Conn., FuelCell Energy services over 40 power plant sites around the globe that have generated more than 78 million kilowatt hours, and conducts R&D on next-generation fuel cell technologies to meet the world’s ever-increasing demand for ultra-clean distributed energy. For more information on the Company, its products and its worldwide commercial distribution alliances, please see www.fuelcellenergy.com.

Direct FuelCell, DFC and DFC/Turbine are registered trademarks of FuelCell Energy, Inc. All other trademarks are the property of their respective owners. The Company’s sub-megawatt DFC fuel cell power plant is a collaborative effort combining its Direct FuelCell technology with a Hot Module® balance of plant design from MTU CFC Solutions, GmbH, a subsidiary of DaimlerChrysler.

This news release contains forward-looking statements, including statements regarding the Company’s plans and expectations regarding the development and commercialization of its fuel cell technology. All forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected. Factors that could cause such a difference include, without limitation, the risk that commercial field trials of the Company’s products will not occur when anticipated, general risks associated with product development, manufacturing, changes in the utility regulatory environment, potential volatility of energy prices, rapid technological change, and competition, as well as other risks set forth in the Company’s filings with the Securities and Exchange Commission. The forward-looking statements contained herein speak only as of the date of this press release. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statement to reflect any change in the Company’s expectations or any change in events, conditions or circumstances on which any such statement is based.

# # # #